3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103-2799

215.981.4000

Fax 215.981.4750

Exhibit 5.1

June 15, 2020

Independence Realty Trust, Inc.
1835 Market Street, Suite 2601
Philadelphia, Pennsylvania 19103

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Independence Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration of: (a) shares of common stock, $0.01 par value per share, of the Company (“Common Shares”), (b) one or more series of shares of preferred stock, $0.01 par value per share, of the Company (“Preferred Shares”), (c) stock purchase contracts (“Stock Purchase Contracts”), (d) depositary shares representing fractional interests in a particular series of Preferred Shares (“Depositary Shares”), (e) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”), (f) rights to purchase Common Shares or other securities covered by the Registration Statement (“Rights”), and (g) units representing interests in two or more securities covered by the Registration Statement (“Units,” and together with the Common Shares, the Preferred Shares, the Stock Purchase Contracts, the Depositary Shares, the Warrants and the Rights, collectively, the “Securities”). The Securities may be offered and sold, from time to time, as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.

the Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), on the date hereof;

2.

the corporate charter of the Company consisting of the Articles of Restatement of the Company, as amended through the date hereof (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.	the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”), certified as of a recent date by the Secretary of the Company;
4.	resolutions adopted by the Board of Directors of the Company relating to the registration of the Securities, certified as of a recent date by the Secretary of the Company;
5.	a certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

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Independence Realty Trust, Inc.

June 15, 2020

6.	such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

1.	each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;
2.	each natural person executing any of the Documents is legally competent to do so;
3.

each of the parties (other than the Company) executing or delivering any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms;

4.

all Documents submitted to us as originals are authentic; all Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all such Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents and in the factual representations to us by officers of the Company are true and complete; and there has been no oral or written modifications or amendments to the Documents and there has been no waiver of any provisions of any of the Documents, by action or conduct of the parties or otherwise;

5.

the form of certificate, receipt or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

6.

the Securities will be issued against payment of valid consideration under applicable law and consistent with the authorization of such issuance by the Board of Directors of the Company, or a duly authorized and empowered committee thereof; and

7.

the outstanding shares of capital stock of the Company have not been and will not be transferred in violation of any restriction on ownership and transfer set forth in Article IV of the Charter or other organizational document of the Company. The Securities will not be issued or transferred in violation of any restriction on ownership and transfer set forth in Article IV of the Charter or other organizational document of the Company.

For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Securities that may be issued from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, and, in each case, in accordance with the Charter and Bylaws and applicable Maryland law and in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

In expressing the opinions set forth below, we have further assumed that (i) prior to any issuance of Preferred Shares or Depositary Shares, such Preferred Shares shall be classified in accordance with the Charter and applicable Maryland law, and appropriate Articles Supplementary to the Charter shall be duly filed for recordation with the SDAT; (ii) all Stock Purchase Contracts offered and sold will be issued under purchase contracts that create legal, valid and binding obligations of the parties thereto (other than the Company); (iii) all Depositary Shares offered and sold will be issued under a deposit agreement (a “Deposit Agreement”) that creates legal, valid and binding

Independence Realty Trust, Inc.

June 15, 2020

obligations of the parties thereto (other than the Company); (iv) all Warrants offered and sold will be issued under a warrant agreement (a “Warrant Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company); (v) all Rights offered and sold will be issued under a rights agreement (a “Rights Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company); and (vi) all Units offered and sold will be issued under a unit agreement (a “Unit Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.

Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Shares or of which Common Shares are a component, and assuming that at the time of any offering or sale of such Common Shares or Securities of which Common Shares are a component the Company shall have such number of Common Shares as are included in such offering or sale authorized and available for issuance, the Common Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

2.

Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Shares or of which Preferred Shares are a component, and upon the classification of such Preferred Shares in accordance with applicable law and the filing of appropriate Articles Supplementary to the Charter with the SDAT, and assuming that at the time of any offering or sale of such Preferred Shares or Securities of which Preferred Shares are a component the Company shall have such number of Preferred Shares as are included in such offering or sale authorized and available for issuance, the Preferred Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

3.

Upon completion of all Authorizing Proceedings relating to Securities that are Stock Purchase Contracts and the due execution and delivery of the Stock Purchase Contracts, and assuming that at the time of any offering or sale of such Stock Purchase Contracts the Company shall have such number of Common Shares and/or Preferred Shares as are issuable or deliverable by the Company under such Stock Purchase Contracts authorized and available for issuance, the Stock Purchase Contracts will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.

Upon the completion of all Authorizing Proceedings relating to a Deposit Agreement and a series of Preferred Shares underlying a series of Depositary Shares (and subject to the assumption expressed in opinion paragraph 2 above), and upon the classification of the Preferred Shares represented by the Depositary Shares in accordance with applicable law and the filing of appropriate Articles Supplementary to the Charter with the SDAT and the due execution and delivery of the Deposit Agreement and depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) in the form provided by the Deposit Agreement, such Depositary Shares and Depositary Receipts will be duly authorized and, when issued against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar

Independence Realty Trust, Inc.

June 15, 2020

laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
5.

Upon completion of all Authorizing Proceedings relating to Securities that are Warrants and the due execution and delivery of the Warrant Agreement for the Warrants and certificates representing such Warrants, and assuming that at the time of any offering or sale of such Warrants the Company shall have such number of Common Shares and/or Preferred Shares as are issuable upon exercise of such Warrants authorized and available for issuance, the Warrants and Warrant Agreement will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.

Upon completion of all Authorizing Proceedings relating to Securities that are Rights and the due execution and delivery of the Rights Agreement for the Rights and certificates representing such Rights, and assuming that at the time of any offering or sale of such Rights the Company shall have such number of Common Shares and/or Preferred Shares as are issuable upon exercise of such Rights authorized and available for issuance, the Rights and Rights Agreement will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

7.

Upon completion of all Authorizing Proceedings relating to Securities that are Units and the due execution and delivery of the Units Agreement for the Units and certificates representing such Units, and assuming that at the time of any offering or sale of such Units the Company shall have such number of Common Shares and/or Preferred Shares as are issuable upon exercise or conversion of Securities that are components of such Units authorized and available for issuance, the Units and Units Agreement will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

The foregoing opinions are limited to the substantive laws of the State of Delaware and the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware and the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion letter is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use

Independence Realty Trust, Inc.

June 15, 2020

of the name of our firm therein and under the section “Legal Matters” in the Prospectus included in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Pepper Hamilton LLP

PEPPER HAMILTON LLP